UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 6, 2017
(Date of earliest event reported: May 31, 2017)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ⃞

Item 5.02. Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Juan Figuereo is retiring as Chief Financial Officer of Revlon, Inc. (“Revlon”) and its wholly-owned operating subsidiary, Revlon Consumer Products Corporation (“RCPC” and together with Revlon, the “Company”), effective as of June 6, 2017. With Mr. Figuereo’s departure, Chris Peterson, the Company’s Chief Operating Officer, Operations, who currently oversees the Company’s finance function, as well as supply chain and IT, has assumed the additional role of Chief Financial Officer, with direct oversight of the Company's financial, accounting, treasury and IT functions. On June 6, 2017, Revlon’s Board of Directors formally elected Mr. Peterson to the role of Chief Financial Officer, effective immediately, in addition to his continuing to serve as Chief Operating Officer, Operations.

On June 6, 2017, RCPC and Mr. Figuereo entered into a separation agreement terminating Mr. Figuereo’s employment agreement and providing that Mr. Figuereo will receive certain separation pay and benefits that he is otherwise entitled to receive under his employment agreement, dated April 12, 2016, which was previously disclosed in a Current Report on Form 8-K filed with the SEC on April 12, 2016.

Mr. Peterson (50) joined the Company in April 2017 as Chief Operating Officer, Operations, with responsibility to oversee the Company’s Global Supply Chain, Finance and IT functions. Mr. Peterson’s employment agreement with the Company, dated April 17, 2017, was previously disclosed in a Current Report on Form 8-K filed with the SEC on April 17, 2017. Mr. Peterson does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

A copy of Revlon’s press release regarding Mr. Figuereo’s departure and Mr. Peterson’s assumption of the additional position of CFO is attached to this Current Report on Form 8-K as Exhibit 99.1 and it is incorporated by reference in its entirety into this Item 5.02.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 31, 2017, Revlon held its 2017 Annual Stockholders' Meeting (the "Meeting") at which Revlon's stockholders:

1.

approved the election of the following persons as members of Revlon’s Board of Directors to serve until the next annual stockholders’ meeting and until such directors’ successors are elected and shall have been qualified: Ronald O. Perelman, E. Scott Beattie, Alan Bernikow, Kristin Dolan, Fabian Garcia, Robert Kretzman, Ceci Kurzman, Paul Meister, Tamara Mellon, Debra Perelman, Paul Savas, Barry F. Schwartz, Jonathan Schwartz and Cristiana Falcone Sorrell;

2.	ratified the Audit Committee’s selection of KPMG LLP as Revlon’s independent registered public accounting firm for 2017;

3.	approved, on a non-binding, advisory basis, the “say-on-pay” on Revlon’s executive compensation; and

4.	recommended, on a non-binding, advisory basis, that Revlon continue to conduct future “say-on-pay” votes once every 3 years.

The following is a tabulation of the votes cast at the Meeting with respect to each proposal:

Proposal No. 1 -- the Annual Election of Directors:

Proposal No. 1 – Election of Directors
Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald O. Perelman (Chairman)	45,853,950	2,705,723	1,725,168
E. Scott Beattie	45,866,358	2,693,315	1,725,168
Alan Bernikow	47,071,427	1,488,246	1,725,168
Kristin Dolan	48,515,728	43,945	1,725,168
Fabian Garcia	46,082,975	2,476,698	1,725,168
Robert Kretzman	46,774,395	1,785,278	1,725,168
Ceci Kurzman	47,276,138	1,283,535	1,725,168
Paul Meister	45,865,390	2,694,283	1,725,168
Tamara Mellon	43,800,253	4,759,420	1,725,168
Debra Perelman	45,637,173	2,922,500	1,725,168

Paul Savas	45,866,398	2,693,275	1,725,168
Barry F. Schwartz	45,802,348	2,757,325	1,725,168
Jonathan Schwartz	48,516,129	43,544	1,725,168
Cristiana Falcone Sorrell	48,462,823	96,850	1,725,168

Proposal No. 2 – the ratification of the Audit Committee’s selection of KPMG LLP as Revlon’s independent registered public accounting firm for 2017*:

	Votes For	Votes Against	Abstentions
Ratification of KPMG LLP	50,229,054	25,641	30,146

*There were no broker non-votes with respect to the ratification of the Audit Committee’s selection of KPMG LLP, as this was a “routine” proposal.

Proposal No. 3 — “Say-On-Pay” Vote on Revlon’s Executive Compensation:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
"Say-On-Pay"	47,165,504	1,326,433	67,736	1,725,168

 Proposal No. 4 — Frequency of Future “Say-On-Pay” Votes:

	Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
Future Frequency of “Say-On-Pay” Votes	5,347,200	4,736	43,176,686	31,051	1,725,168

In accordance with this Item 5.07, per the recommendation of Revlon's stockholders, Revlon intends to include an advisory vote on the compensation of its executives in its proxy materials every 3 years, until the next required stockholder vote on the frequency of “say-on-pay” votes on Revlon's executive compensation or Revlon's Board of Directors otherwise determines that a different frequency of "say-on-pay" votes is in the best interests of Revlon's stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel & Secretary

June 6, 2017

EXHIBIT INDEX

Exhibit No.         Description

      99.1               Press Release, dated June 6, 2017.